EXHIBIT 99.2
                      [Merrill Lynch Letterhead]

                                                                March 3, 1997
Board of Directors
ADT Limited
Cedar House, 41 Cedar Avenue
Hamilton HM12, Bermuda:

Members of the Board:

               We understand that Western Resources, Inc. ("Western") has proposed an exchange offer (the "Offer") for any and all of the outstanding common shares (the "Shares") of ADT Limited ("ADT"), other than Shares owned by Western and its affiliates, pursuant to which the holders of each outstanding Share will be entitled to receive $10.00 per Share net to the seller in cash and $12.50 of Western common stock, par value $5.00 per share (subject to downward adjustment as set forth in the Offer) (the "Exchange Consideration"), for each of their Shares purchased pursuant to the Offer, all as set forth more fully in the draft Offer to Exchange contained in Western's Registration Statement on Form S-4 dated December 18, 1996 ("Western's S-4") and related proxy materials (the "Proxy Materials") filed under Section
14(a) of the Securities Exchange Act of 1934, each as amended to the date hereof.

               You have asked us whether, in our opinion, the proposed Exchange Consideration is adequate to the shareholders of ADT, other than Western and its affiliates, from a financial point of view.

               In arriving at the opinion set forth below, we have among other things:

               (1) reviewed Western's Annual Reports on Form 10-K and related audited financial statements for the five fiscal years ended December 31, 1995, Western's Quarterly Reports on Form 10-Q and the related unaudited financial statements for the quarterly periods ending March 31, 1996 and June 30, 1996 and September 30, 1996, Western's Current
                   Report on Form 8-K, dated December 12, 1996, in connection with the pending sale of its natural gas assets to ONEOK, Inc. ("ONEOK"), Western's Registration Statement on Form S-4 and related proxy materials, as amended to the date hereof, in connection with its exchange offer for all of the outstanding share capital of Kansas City Power & Light Company ("KCPL") and Western's Current Report on Form 8-K including the exhibits thereto, dated February 7, 1997;

               (2) reviewed ADT's Annual Reports on Form 10-K and related audited financial statements for the five fiscal years ended December 31, 1995, ADT's Quarterly Reports on Form 10-Q and the related unaudited financial statements for the quarterly periods ending March 31, 1996, June 30, 1996 and September 30, 1996, ADT's filings with the SEC in connection with the proposed merger with Republic Industries, Inc. that was terminated in September 1996 and ADT's Current Report on Form 8-K, as amended to September 5, 1996, filed in connection with the acquisition by ADT of Automated Security (Holdings)
                   PLC;

               (3) reviewed Western's S-4 and the Proxy Materials,
                   each as amended to the date hereof;

               (4) reviewed KCPL's Annual Report on Form 10-K and related audited financial statements of KCPL for the fiscal year ended December 31, 1995 and KCPL's Quarterly Reports on Form 10-Q and related unaudited financial statements for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

               (5) reviewed ONEOK's Annual Report on Form 10-K and related audited financial statements for the fiscal year ended August 31, 1996 and ONEOK's Quarterly Report on Form 10-Q and related unaudited financial statements for the quarterly period ended November 30, 1996;

               (6) reviewed certain financial information, including financial forecasts, relating to the financial condition, business, earnings, cash flow, assets, liabilities, and prospects of ADT, that were furnished to us by ADT;

               (7) conducted discussions with members of senior management of
                   ADT concerning its financial condition, business, earnings, cash flow, assets, liabilities, operations, contingencies and prospects;

               (8) reviewed the historical market prices and trading activity for the Shares and Western's common stock and compared such data with indices that we deemed relevant;

               (9) compared the respective financial condition and results of operations of ADT with that of certain publicly traded companies that we deemed to be relevant;

              (10) compared the proposed financial terms of the Offer with the financial terms of certain other mergers and acquisitions that we deemed to be relevant;

              (11) considered, based upon information provided by ADT and publicly available for Western, Westinghouse Security, Inc. ("Westinghouse Security"), ONEOK and KCPL, the pro forma impact of Western's acquisition of Westinghouse Security, the pending sale to ONEOK of Western's natural gas business, Western's proposed merger with KCPL and the Offer on the income statement, balance sheet and cash flows of Western, including earnings and dividends per share, consolidated capitalization and certain balance sheet, income statement and cash flow data and ratios of Western; and

              (12) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

               In preparing our opinion, with your consent we have relied on the accuracy and completeness of all information supplied or otherwise made available to us, and we have not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, nor have we been furnished any such evaluation or appraisal. In addition, with your consent, we have relied upon the management of ADT as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefor) provided to, and discussed with, us with respect to ADT. In that regard, we have assumed and relied with your consent that such forecasts reflect the best currently available estimates, allocations and judgments of ADT as to the future financial performance of ADT. Our opinion is necessarily based on economic market and other conditions as in effect on, and the information made available to us as of, the date hereof.

               We have been retained by the Board of Directors of ADT as an independent contractor to act as financial advisor to ADT with respect to the Offer and will receive a fee for our services. We have, in the past, provided financial advisory and financing services to ADT and received customary fees for the rendering of such services. In addition, in the ordinary course of our securities business, we may actively trade debt and/or equity securities of Western and ADT and their respective affiliates for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities. In addition, ADT has been advised by us that we are currently acting as financial adviser to KCPL in connection with its merger with Western.

               Our opinion is directed to the Board of Directors of ADT and does not constitute a recommendation to any shareholder of ADT as to how such shareholder should vote at any shareholder meeting of ADT held in connection with the Offer.

               On the basis of, and subject to the foregoing, we are of the opinion that the proposed Exchange Consideration pursuant to the Offer is inadequate to the shareholders of ADT, other than Western and its affiliates, from a financial point of view.




                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED

                                    By: ________________________________
                                        Managing Director
                                        Investment Banking Group